                                                                    EXHIBIT 10.7

                            PAID-UP SOFTWARE LICENSE

         This Agreement is made as of January 1, 1993 by and between MicroTrac Systems, Inc. ("MicroTrac"), a corporation with its principal place of business at 20 Wells Avenue, Newton, MA 02159, and Costello & Company, Inc. ("Costello"), a corporation with its principal place of business at 690 Canton Street, Westwood, MA 02090. For one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed:

         1. Grant of License. MicroTrac hereby grants to Costello a fully-paid, perpetual license (the "License") to use the current version and all future versions of MicroTrac's Restrac and SuccessPlan software and all replacement products developed and/or marketed by MicroTrac (excluding, except as provided below, third party software, hardware and maintenance support for which license fees, maintenance fees and/or royalties are payable under MicroTrac's standard customer arrangements, and any on-site support, customization or implementation support) (collectively referred to herein as the "Software") and documentation relating thereto which is part of MicroTrac's standard offering to its customers (the "Documentation"). The License will include telephone support for one designated Costello representative, and includes the right to use one copy of such third-party software as is included in the Software on the date hereof, provided that Costello will reimburse MicroTrac for any license fee that becomes payable with respect thereto. The License is not transferable, except that Costello may grant rights to use the Software to J. Paul Costello, his wife, his children, and any corporation or other business entity at least 51% of the equity and voting interest of which is owned by any of them both beneficially and of record ("Costello Affiliates"), on the condition that each Costello Affiliate receiving such rights provides MicroTrac with a signed agreement to be bound by the provisions of this Agreement applicable to Costello. The Software and Documentation may be used only for the internal business purposes of Costello and Costello Affiliates, which may include providing services to customers who are not given direct access to the Software or Documentation.

         2. Certain Rights and Restrictions. Pursuant to the License, Costello acquires only the right to use the Software and Documentation and does not acquire any rights of ownership in the Software or Documentation or the media in which they are contained. Subject to the License, MicroTrac retains all rights of ownership in the Software, the Documentation, the media and all copies thereof. Costello may make one copy of the Software for backup purposes. No other copies may be made without MicroTrac's prior written consent. MicroTrac will provide Costello with such copies of the Software and Documentation as are reasonably necessary for the exercise of Costello's rights under the License. Costello agrees to treat the Software and Documentation as confidential.

         3. No Warranty. MICROTRAC DISCLAIMS ALL WARRANTIES WITH REGARD TO THE SOFTWARE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         4. Limitation of Liability. Costello represents that it is a sophisticated user that understands the functioning of the Software, and agrees to have sole responsibility for determining that the Software is suitable for Costello's purposes and for its proper use, including protection of data from unintended modification, destruction or disclosure, and for the accuracy and integrity of the results. MicroTrac shall have no liability to Costello or Costello's customers arising from the use of the Software.

         5. General.

         (a) This Agreement is the entire agreement of the parties on the subject hereof. Its provisions may not be modified or waived other than by an instrument signed by the party against whom such modification or waiver is to be enforced.

         (b) This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.

 COSTELLO & COMPANY, INC.              MICROTRAC SYSTEMS, INC.

By /s/  J. Paul Costello               By /s/  Lars D. Perkins
   ---------------------------            --------------------------


Title  President                       Title  President
   ---------------------------            --------------------------